Exhibit 3.11

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20130462363-50**
	Filing Date and Time **07/15/2013 10:25 AM**
	Entity Number **E0262232010-9**

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

PUB CRAWL HOLDINGS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Pursuant to the resolution of the board of directors date July 15, 2013, 1,000,000 shares of preferred stock are designated as "Series A Preferred Stock". Each share of Series A Preferred Stock will have 1,000 votes. The Company shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Series A Preferred Stock (i) authorize or create any additional series of stock ranking prior to or on a parity with the Series A Preferred Stock as to dividends, voting rights, or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Series A Preferred Stock. The Series A Preferred Stock and the Company's Common Stock will vote as a single class on all matters submitted to stockholders, subject to the Common Stock having 1 vote per share and the Series A Preferred Stock having 1,000 votes per share.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer Michelle Pannoni, ~~Secretary~~

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

CONRAD LYSIAK
THE LAW OFFICE OF CONRAD C LYSIAK, P.S.

NV

Job:C20130715-1358
July 15, 2013

Special Handling Instructions:
Email out 7-15-2013 designation certified. Ras

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20130462363-50	7/15/2013 10:25:14 AM	1	$175.00	$175.00
24 Hour Expedite	20130462363-50	7/15/2013 10:25:14 AM	1	$125.00	$125.00
Copies - Certification of Document	20130462363-50	7/15/2013 10:25:14 AM	1	$30.00	$30.00
Total					$330.00

Payments

Type	Description	Amount
Credit	241211l13071585453168	$330.00
Total		$330.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1

CONRAD LYSIAK
THE LAW OFFICE OF CONRAD C LYSIAK, P.S.

NV

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 15, 2013

Job Number: C20130715-1358
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130462363-50	Certificate of Designation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20130715-1358
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

CERTIFICATE OF ACTION WITHOUT MEETING

The undersigned, being all of the directors of Pub Crawl Holdings, Inc., a Nevada corporation, (the "Company") do hereby consent and agree to the adoption of the following resolutions:

> RESOLVED, that the Company create a class of preferred stock comprised of 1,000,000 shares of preferred stock with a par value of $0.001 per share, the terms to be determined by the board of directors.
>
> FURTHER RESOLVED, that the Company is authorized to issue up to 10,000,000 shares of preferred stock upon terms and conditions determined by the board of directors. As such the board of directors has determined it is in the best interest of the Company to issue 500,000 shares of preferred stock to Brian McFadden in consideration of services rendered in connection with the acquisition of Career Start, Inc., a Florida corporation, and to issue 500,000 shares of preferred stock to Michelle Pannoni in consideration of services rendered in connection with the acquisition of Career Start, Inc. The shares so issued will be designated Series A Preferred Stock. Each share of Series A Preferred Stock will have 1,000 votes. The Company shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Series A Preferred Stock (i) authorize or create any additional series of stock ranking prior to or on a parity with the Series A Preferred Stock as to dividends, voting rights, or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Series A Preferred Stock.
>
> FURTHER RESOLVED, that the holders of the Series A Preferred Stock and the Company's common stock shall vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 1,000 votes per share.

The foregoing resolutions were unanimously adopted by the Board of Directors of the Company. Action was taken pursuant to applicable Nevada law which provides that such action which might be taken at a meeting of the Board of Directors may be taken without a meeting if a record thereof be made in writing and signed by all of the members of the Board of Directors.

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

Stealth Technologies, Inc.

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is

____.

____

Dated: ______________, _______

Holder's Signature: _____________________________

Holder's Address: _____________________________

____

Signature Guaranteed: ____

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.